WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



<ARTICLE>                     5
<LEGEND>
This document contains summary financial information extracted from the attached quarterly  report on Form 10-Q for the nine  months  ended June 30,  1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

